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                                                                   EXHIBIT 10.30



                                 FNOL AGREEMENT

This Agreement is made to be effective as of June 1, 2004, by and between Safelite Solutions, LLC, having a principal place of business at 2400 Farmers Drive, Columbus, Ohio 43235 (hereinafter "Safelite"), and Safe Auto Insurance Company, having a principal place of business at 3883 East Broad Street, Columbus, Ohio 43213 (hereinafter "Safe Auto").

                                   WITNESSETH:

      WHEREAS, Safelite proposes and wishes to make its call center available to policyholders of Safe Auto; and,

      WHEREAS, Safe Auto wishes to enhance its ability to service its customers' claims reporting needs; and,

      WHEREAS, Safe Auto wishes to utilize Safelite's call center to better serve its policyholders and customers throughout the United States;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1 After Hours. Non-business hours as detailed in ATTACHMENT 1.1 attached hereto.

1.2 First Notice of Loss ("FNOL"). The process by which a Safelite representative or employee receives and processes direct loss notification for Safe Auto's policyholders and/or claimants by telephone or other means in accordance with the technical specifications mutually agreed to by the parties in connection with the program contemplated by this Agreement.

1.3 Emergency calls. Any calls taken by Safelite at the request of Safe Auto other than during After Hours with less than seven (7) days advanced notice or during Holidays with less than two (2) weeks advanced written notice.

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                                   ARTICLE II
                            OBLIGATIONS OF SAFELITE

2.1 Processing of FNOL. Upon receipt of After Hours calls from Safe Auto's insureds, Safelite customer service representatives (CSRs) will determine whether the insureds' calls involve FNOL for glass only, FNOL other than glass under Safe Auto's insurance policy, or other matters.

      a. If an insured's call involves FNOL for glass only, the insured's call will be handled using the previously-agreed procedure for glass claims.

      b. If an insured's call is to report FNOL other than glass under Safe Auto's insurance policy, the CSR will record all pertinent policyholder and loss information in a format approved by Safe Auto, following a mutually agreed upon script.

      c. If an insured's call pertains to a matter other than FNOL for glass only or the reporting of FNOL other than glass, the CSR will instruct the caller to call back during Safe Auto's normal business hours.

2.2 Transmission of FNOL Records. Safelite will transmit to Safe Auto by facsimile transmission (or other mutually agreed means) all non-glass FNOL information in a format and at times as mutually agreed from time to time by the parties.

2.3 Billing for Services. Safelite will remit to Safe Auto monthly billing statements setting forth the number of non-glass FNOL calls received.

2.4 Standards of Performance. Safelite agrees that the services provided by Safelite under the terms of this Agreement shall be measured on a monthly basis and shall meet or exceed the performance criteria detailed on ATTACHMENT 2.4 hereto. Notwithstanding, Emergency calls shall be excluded from the performance criteria measurements.

                                   ARTICLE III
                            OBLIGATIONS OF SAFE AUTO

3.1 Forwarding of Calls. Safe Auto agrees to forward to Safelite all calls from its insureds during After Hours.

3.2 Service Fees. Safe Auto agrees to pay Safelite the service fees set forth in ATTACHMENT 3.2.

3.3 Payment for Goods and Services. Safe Auto agrees to pay Safelite the charges set out in this Agreement within ten (10) business days following receipt of invoices for such goods and/or services from Safelite.

3.4 Third Party Claims. Safe Auto agrees to defend, indemnify, and hold Safelite harmless from and against any and all liabilities, demands, claims, suits, losses,

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damages, fines, and judgments, including reasonable costs, attorneys fees, witness fees, and expenses incidental thereto, arising out of or in connection with the handling of claims in accordance with the instructions of Safe Auto. Safelite agrees to defend, indemnify, and hold Safe Auto harmless from and against any and all liabilities, demands, claims, suits, losses, damages, fines, and judgments, including reasonable costs, attorneys fees, witness fees, and expenses incidental thereto, arising out of or in connection with the handling of claims which were not in accordance with the instructions of Safe Auto.

                                   ARTICLE IV
                                JOINT ACTIVITIES

4.1 Administration of Calls. The parties recognize and agree that Safelite will provide FNOL services to Safe Auto on a leased line or by means of any alternatives mutually agreed to by the parties. The parties further agree to jointly work together to maintain a telephone script that delivers high customer satisfaction and ensures collection of all required data.

4.2 Billing Errors. In the event of any incorrect or erroneous billing or accounting under this Agreement, the parties agree to take all steps necessary to correct such errors as soon as reasonably possible.

                                   ARTICLE V
                              TERM AND TERMINATION

5.1 Term. This Agreement shall continue in effect through May 31, 2005. Thereafter, the term of this Agreement shall automatically renew for successive one (1) year periods unless either of the parties provides the other with written notice of non-renewal at least ninety (90) days prior to the expiration of the then-current term.

5.2 Termination With Cause. This Agreement may be terminated upon written notice of a material breach of the terms or conditions of this Agreement and the failure of the breaching party to correct such breach within sixty (60) days of such notice, as determined by the party alleging the breach.

                                   ARTICLE VI
                                 CONFIDENTIALITY

6.1 Confidentiality. Notwithstanding any other provision of this Agreement, the parties agree that each other's systems, database, claims data, agent identification, and any other internal processes or information and documents are proprietary in nature and each party further agrees that it will not use the other's information in a manner inconsistent with this Agreement or disclose such information to any third party, or to

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any party who does not have a demonstrated need to know for purposes of this
Agreement. Any and all confidentiality obligations under this Agreement shall survive the expiration or termination of this Agreement. Notwithstanding the foregoing, in the event a party receives a subpoena, or is subject to court order, demanding any confidential information of the other party in possession of such party be disclosed, then the party receiving the subpoena, or subject to such court order, shall promptly notify the other party of the same, providing them an opportunity to address the matter prior to the disclosure of any such information subject to such court order or subpoena.

6.2 Limitations to Confidentiality. Nothing in this Article VI shall prohibit or limit a party's use of information that the disclosing party can prove was (i) within the public domain through no fault of or action by the disclosing party;
(ii) previously known to the disclosing party; (iii) independently developed by the disclosing party; or (iv) rightfully received by the disclosing party from a third party that had no duty of confidentiality. In accordance with the terms of this Agreement, each party agrees to exercise the same degree of care used to protect information of a similar nature that it does not permit to be disclosed outside of its own company.

                                   ARTICLE VII
                                  MISCELLANEOUS

7.1 Independent Contractors. Safelite and Safe Auto are separate and independent entities, and each is an independent contractor. Neither party is the partner, agent, employee, or representative of the other.

7.2 Notices. Any notice required under the terms of this Agreement shall be in writing and shall be sent by registered mail, return receipt requested, addressed to the party at the address set forth below:

      Safe Auto:                                Safelite:

      Pati Shambaugh                            Thomas M. Feeney
                                                Executive Vice President
      Title: VP, Claims                         2400 Farmers Drive
                                                Columbus, OH 43235
      Address: 4328 E. 5th Avenue
      Columbus, OH 43213

      Copy to:                                  Copy to:

      Name:________________________             Cynthia L. Elliott
      Title:_______________________             Senior Corporate Attorney

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7.3 Governing Law. This Agreement shall in all respects be governed and construed in accordance with the laws of the state of Ohio.

7.4 Assignment. This Agreement shall not be assigned or transferred by either party without the prior written consent of the other party, provided however, that Safelite may assign this Agreement to a subsidiary or an affiliate without the consent of Safe Auto.

7.5 Survival of Rights of Parties. The expiration or termination of this Agreement shall not release either party from any liability or obligation incurred under this Agreement prior to such termination or expiration.

7.6 Waiver/Severability. The failure to enforce any of the provisions of this Agreement shall not be construed as a waiver of that right or any other provision or right. In the event that any of the provisions of this Agreement shall be invalid, this Agreement shall be construed as if such invalid provision was not herein contained.

7.7 Amendments. This Agreement may not be modified or changed in any manner except by written amendment duly executed by both parties hereto.

7.8 Force Majeure. If either party is rendered unable, wholly or in part, by an act of God, civil disobedience, strike, or other force majeure to carry out its obligations under this Agreement, that party shall give to the other party prompt written notice and its obligations shall be suspended to the extent they are affected by the force majeure and the affected party shall use reasonable diligence to meet its obligations hereunder as quickly as possible.

7.9 Third-Party Beneficiaries. The obligations of each party to this Agreement shall inure solely to the benefit of the other party and no person or entity shall be a third-party beneficiary of this Agreement.

7.10 Invalidity of Terms. The invalidity or unenforceability of any term or provision of this Agreement shall not impair or affect the other provisions hereof, which shall remain in full force and effect.

7.11 No Responsibility. Neither party shall be responsible for any act, omission, default, negligence, misfeasance, malfeasance, or nonfeasance of the other party or any third parties.

7.12 Remedies. Nothing in this Agreement is intended to be construed or be deemed to create any right or remedies in any third party.

7.13 Administrative Functions. It is understood between the parties that Safelite shall not engage in any conduct of adjusting, investigation, evaluating, or settling a claim, or

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negotiating with any insured. Safelite's activities pursuant to this Agreement shall be restricted to an administrative function of assisting Safe Auto in preparing the appropriate forms or reviewing related data or other information in an effort to accommodate the insured. Any insured who disagrees with Safelite's position on any claim, or who in any other way indicates disagreement or dissatisfaction, shall immediately be referred to an adjuster of one of Safe Auto.

7.14 Ministerial Functions. The parties agree and understand that Safelite performs purely ministerial functions under this Agreement and under no circumstances shall Safelite be considered a fiduciary of Safe Auto.

7.15 Advertising. Each party to this Agreement shall have the right to use the other's name in advertising or presentation of client lists or other promotional materials. The parties shall submit to the other any general media advertising using the other's name for prior written approval, such approval not to be unreasonably delayed or denied.

7.16 Prior Agreements. This Agreement rescinds and supersedes any and all pre-existing agreements between the parties relative to the subject matter herein. This Agreement does not supersede the glass services agreement entered into by the parties on or about January 31, 2004, and this provision should not be construed as doing so.

7.17 Headings. The Headings of the various sections of this Agreement are not a part of the context hereof, and are inserted merely for convenience in locating the different provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its respective officers duly authorized to do so.

Safelite:                                  Safe Auto:

Safelite Solutions, LLC,                   Safe Auto Insurance Company,
a Delaware corporation                     an Ohio corporation

By: /s/ Thomas M. Feeney                   By: /s/ Patricia A. Shambaugh
    ----------------------------               ----------------------------
Title: Executive Vice President            Title: VP Claims
Date:  June 2nd, 2004                      Date:  June 3, 2004

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                                   ATTACHMENTS

1.1   After Hours Detail

2.1b  Escalation Criteria

2.4   Performance Criteria

3.1   Service Fees

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